Exhibit B

                    THE FIRST NATIONAL BANK OF CHESTER COUNTY

                      SUPPLEMENTAL BENEFIT RETIREMENT PLAN

                           (Effective January 1, 2005)

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                                Table of Contents

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Section       Content                                                                       Page
1             DEFINITIONS.............................................................       1

2             MEMBERSHIP IN THE PLAN..................................................       3

         2.1     Commencement of Membership...........................................       3

3             DEFERRED BENEFIT ACCOUNTS...............................................       4
         3.1     Initial Balance......................................................       4
         3.2     Deferral.............................................................       4
         3.3     Commencement of Retirement Benefit...................................       6
         3.4     Form of Retirement Benefits..........................................       6
         3.5     Death Benefit........................................................       6
         3.6     Acceleration of Payment..............................................       6
         3.7     Beneficiary Designation..............................................       6
         3.8     Vesting..............................................................       6

4             PAYMENT OF BENEFITS.....................................................       8

         4.1     Unfunded Plan........................................................       8
         4.2     Non-Alienation.......................................................       8
         4.3     Incapacity...........................................................       8
         4.4     Benefit Liability....................................................       8

5             AMENDMENT AND TERMINATION...............................................       9

         5.1     Plan Amendment.......................................................       9
         5.2     Plan Termination.....................................................       9

6             ADMINISTRATION..........................................................      10

         6.1     Appointment of Administrator.........................................      10
         6.2     Delegation of Duties.................................................      10
         6.3     Powers and Duties....................................................      10
         6.4     Records and Accounts.................................................      11
         6.5     Employer's Responsibility to Administrator...........................      11
         6.6     Payment of Expenses..................................................      11
         6.7     Indemnity of Plan Administrator......................................      11

7             CLAIMS PROCEDURE........................................................      12

         7.1     Claim................................................................      12

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
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Section       Content                                                                      Page
8             MISCELLANEOUS...........................................................      13

         8.1     Supplemental Benefits................................................      13
         8.2     Governing Law........................................................      13
         8.3     Binding Terms........................................................      13
         8.4     Severability.........................................................      13
         8.5     Construction.........................................................      13
         8.6     No Guarantee of Employment...........................................      13
         8.7     Taxes................................................................      13
         8.8     Merger, Consolidation, Sale of Business..............................      13

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                                    SECTION 1

                                   DEFINITIONS

1.1 Account Balance shall mean the account maintained for each Member which reflects benefits and deferrals made pursuant to Section 3.

1.2 Administrator or Plan Administrator shall mean a plan administrator within the meaning of ERISA.

1.3 Board shall mean the Board of Directors of the Employer or any committee thereof empowered to act in connection with this Plan.

1.4 Code means the Internal Revenue Code of 1986, as amended from time to time.

1.5 Compensation for a Plan Year shall mean the amount of base salary paid to a Member by a Participating Employer in a Plan Year for services rendered plus amounts that a Member elects to have withheld from his base salary to provide benefits under any plan maintained by a Participating Employer that meets the requirements of Section 125 or 401(k) of the Code.

1.6 Deferral Election Agreement shall mean the agreement filed by a Member prior to the beginning of the Plan Year(s) in which Compensation of the Member is to be deferred pursuant to such agreement and this Plan or, in the case of a new Member, filed within 30 days of becoming a Member with respect to Compensation earned thereafter.

1.7 Disability shall mean the inability of a Member, as determined by a physician selected by the Committee, to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

1.8   Employee shall mean each employee of a Participating Employer.

1.9 Employer shall mean The First National Bank of Chester County, a national banking association, and any successor thereto.

1.10 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, from time to time.

1.11 Member shall mean an Employee who is designated as eligible to participate in the Plan.

1.12 Normal Retirement Date shall mean the last day of the month in which a Member attains age sixty-five (65).

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1.13  Participating Employer shall mean the Employer and each affiliate of the
      Employer that adopts this Plan with the consent of the Employer.

1.14 Plan shall mean The First National Bank of Chester County Supplemental Benefit Retirement Plan as set forth herein, and as amended from time to time.

1.15  Plan Year shall mean the calendar year.


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                                    SECTION 2

                             MEMBERSHIP IN THE PLAN

2.1 Commencement of Membership. The Board shall have complete discretion with respect to designating or terminating a designation of an Employee as a Member. An Employee shall become a Member on the date specified by the Board.


                                       3
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                                   SECTION 3

                            DEFERRED BENEFIT ACCOUNT

3.1   A.    Initial Balance. For all periods prior to the effective date of this
            Plan, Members' Benefits shall be calculated as provided in the documents then in effect.

      B. Annual Credit. As of the end of each Plan Year each Member's Deferred Benefit Account shall have a beginning balance equal to the Member's Deferred Benefit Account as of the end of the immediately preceding Plan Year. The Deferred Benefit Account of each Member then shall be increased by the amount of (i) 3% of the Member's Compensation during the Plan year, (ii) any deferred compensation, and (iii) any earnings on the Deferred Benefit Account and credited thereto pursuant to section 3.1 C hereof, and reduced by the amount of all distribution, if any, made from such Deferred Benefit Account during the Plan Year.

      C. Earnings Credited on Deferred Benefit Account. As of the end of each calendar quarter, each Member's Deferred Benefit Account shall be credited with earnings based on the prime rate published in the Wall Street Journal on the last working day of December of the prior Plan Year.

      D. No Trust or Trust Fund. A Member's Deferred Benefit Account shall neither constitute nor be treated as a trust or trust fund of any nature whatsoever for any purpose whatsoever. It shall be used solely to determine the amount payable to the Participant or his Beneficiary(s) pursuant to this Plan.

      E. Statement of Account. The Employer shall submit to each Participant, within one hundred twenty (120) days after the close of each Plan Year, a statement in such form as the Employer deems desirable, setting forth the balance to the credit of such Participant in his Deferred Benefit Account as of the last day of the preceding Plan Year.

3.2   A.    Deferral. A Member may elect to defer, with respect to every Plan
            Year for a period of ten (10) consecutive years less the number of Plan Years to which his prior Deferral Election Agreement(s) applied, a portion of his compensation, in multiples of Five
            Thousand Dollars ($5,000). The amount deferred with respect to any Plan Year shall not exceed Fifty Thousand Dollars ($50,000), nor be less than Five Thousand Dollars ($5,000).

      B. A Member may also elect to defer one-fourth, one-half, three-fourths or all of any bonus to which the Member becomes entitled in any Plan Year.

      C. Changes in Deferral Amounts and Periods. From time to time, the Employer may increase or decrease the minimum and maximum amounts subject to deferral set forth above, as well as the period for which the deferrals are effective, by giving reasonable written notice to the Members. Such changes shall be effective for all Deferral Election Agreements filed thereafter.

      D. Due Date and Applicable Period for Deferral Election Agreement. A Deferral Election Agreement must be filed with and received by the Plan Administrator on or before December 15 to be effective for the Plan Years commencing with the first Plan Year after such December
            15. The deferral amount designated in each Deferral


                                       4
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            Election Agreement shall apply to Compensation paid in the immediately following Plan Year in which the Deferral Election Agreement is received by the Plan Administrator. For new Members, a Deferral Election Agreement must be filed within 30 days of becoming a Member, with respect to Compensation earned thereafter.

      E. Irrevocability of Election; Exception. An election to defer compensation shall be irrevocable upon the filing of the Deferral Election Agreement; provided, however, that prior to December 15 of any year, a Member who previously has filed a Deferral Election Agreement may file an amended Deferral Election Agreement with the Plan Administrator which will replace the prior Deferral Election Agreement on a prospective basis only.

      F. Elective Deferred Compensation. The amount of Compensation that a Member elects to defer pursuant to his Deferral Election Agreement(s) shall be credited by the Employer to the Participant's Account Balance at such times as the compensation would have been paid if it had not been deferred. To the extent that the Employer is required to withhold any taxes or other items from the Participant's deferred Compensation pursuant to any Federal, state or local law, such taxes or items shall be taken out of the portion of the Member's Compensation that is not deferred under this Plan.


                                       5
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3.3   Commencement of Retirement Benefit.

      A. Retirement Date. A Member shall be entitled to receive benefits upon the earliest of (i) the first day of the month following the month in which the Member attains Sixty-five (65) years of age, (ii) the first day of the month following the month in which the employment of the Participant with the Bank terminates for any reason or (iii) the first day of the first month following the date in which twenty-five (25) years has elapsed from the date of the first deferral pursuant to the Member's Deferral Election Agreement.

      B. Commencement of Payment. Payments under this Plan shall begin within sixty (60) days after receipt by the Plan Administrator of notice of an event which entitles a Participant (or Beneficiary(s)) to payments under this Plan.

3.4 Form of Retirement Benefits. A Member may elect to receive his benefit under Section 3.2 in the form of a lump sum or in installments over 5, 10 or 15 years. The election as to the form of payment will be made when the Member begins participation under this Plan.

3.5   Death Benefit.

      A. After Benefit Commencement. Generally, if a Member dies after the payment of benefits to him begins, but before the account balance has been fully paid, then the balance of the account shall be paid to his beneficiary. Payments shall continue in accordance with the form of benefit elected.

      B. Active Employment after Normal Retirement Date. If a Member dies while an Employee on or after his Normal Retirement Date, upon the beneficiary's election, benefits shall be paid in accordance with the form of benefit elected.

      C. Other. If a Member dies before the payment of benefits to him begins and prior to his Normal Retirement Date, the Member's beneficiary shall receive a lump sum benefit.

3.6 Acceleration of Payment. The Board, in its discretion, may accelerate the payment of any benefit due to a, Member or beneficiary by directing distribution to such Member or beneficiary of a lump sum payment, but only as permitted by regulations issued pursuant to Code Section 409A.

3.7 Beneficiary Designation. Each Member shall have the right to designate a beneficiary or contingent beneficiary to receive any benefit payable with respect to such Member by filing a written designation with the Administrator on the form prescribed by the Administrator for such purpose. A Member may thereafter designate a different beneficiary at any time by filing a new written designation. If the Member does not designate a beneficiary or if the Member's beneficiary (or last contingent beneficiary dies before payment begins, the Member's designated beneficiary shall be deemed to be his spouse or, if none, his estate. If the Member's beneficiary or last contingent beneficiary dies after payments to such beneficiary commence but before payments are complete, the balance of any payments due shall be made to such beneficiary's estate.

3.8 Vesting. A Member shall have a fully vested interest in his Account Balance at all times.


                                       6
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                                    SECTION 4

                               PAYMENT OF BENEFITS

4.1 Unfunded Plan. Benefits are payable in cash from a Participating Employer's general assets as they become due irrespective of any actual investments a Participating Employer may make to meet its obligations. Neither a Participating Employer, nor any trustee (in the event a Participating Employer elects to use a grantor trust to accumulate funds) shall be obligated to purchase or maintain any asset, segregated account, trust, escrow, reserve or other arrangement; and any reference to investments is solely for the purpose of computing the value of benefits under this Plan. No asset of a Participating Employer shall be deemed segregated or otherwise set aside to discharge its obligation under this Plan. To the extent a Member or beneficiary acquires a right to receive payments from a Participating Employer, such right shall be no greater than the right of any unsecured creditor of that Participating Employer.

4.2 Non-Alienation The payments, benefits or rights of any Member or beneficiary thereof shall not be subject to any claim of any creditor of such person; and to the fullest extent permitted by law, shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such person. No member or beneficiary thereof shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under this Plan, except the right to designate a beneficiary or beneficiaries as provided in Section 3.6.

4.3 Incapacity. If the Administrator determines that a person entitled to receive any benefit payment is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Administrator may direct that payments be made to such person's legal representative or to a relative or other person for his benefit, or apply the payment for the benefit of such person in such manner as the Administrator considers advisable. Any payment of a benefit in accordance with the provision of this Section shall be a complete discharge of any liability under this Plan to make such payment.

4.4 Benefit Liability. Each Participating Employer shall be solely liable for the payment of benefits accrued by a Member with respect to service for it. No Participating Employer shall be a liable directly or as a guarantor for benefits accrued for service with another entity, except that service for periods prior to the date an Employee becomes a Member shall be deemed service with his employer on the date he first becomes a Member.


                                       7
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                                    SECTION 5

                            AMENDMENT AND TERMINATION

5.1 Plan Amendment. This Plan may be amended in whole or in part or terminated by resolution of the Board at any time; provided, however, the Board may not amend the Plan in a manner that results in the reduction of a Member's Account Balance as of the date of the amendment or deprives any Member who has vested rights of such rights.

5.2 Plan Termination. If the Plan is terminated, each Member's Account Balance as of the date of termination shall be vested and shall be distributed to the Member of his beneficiary in accordance with Section 3.


                                       8
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                                    SECTION 6

                                 ADMINISTRATION

6.1 Appointment of Administrator. The Employer shall be the Administrator. However, the Employer by resolution of its Board may appoint an individual or a committee to serve as Administrator. Any person so appointed shall signify his acceptance by filing a written acceptance with the Employer. Any individual designated to serve may be removed by the Employer at any time and may resign at any time by submitting his resignation in writing to the Employer. The Administrator shall be the named fiduciary, within the meaning of ERISA, of this Plan. The Administrator shall have the authority to control and manage the operation and administration of the Plan. If the Administrator is the Employer, the Administrator shall act through or by direction of its officers and employees. If the Administrator consists of a committee of more than two members, the Administrator shall act by majority vote of the committee members.

6.2 Delegation of Duties. The Administrator may (a) delegate all or a portion of the responsibilities of controlling and managing the operation and administration of the Plan to one or more persons, (b) appoint such agents, advisors, counsel, or other representatives to render advice with regard to any of its responsibilities under the Plan, and (c) remove any such appointee from his position.

6.3 Powers and Duties. The responsibility to control and manage the operation and administration of the Plan shall rest in the Administrator; and shall include, but shall not be limited to, the performance of the following acts:

      A.    the filing of all reports required of the Plan;

      B. the distribution to Members and beneficiaries of all reports and other information of the Plan;

      C.    the keeping of complete records of the administration of the Plan;

      D. the promulgation of rules and regulations for administration of the Plan consistent with the terms and provisions of the Plan;

      E. the interpretation of the Plan, including the determination of any questions of fact arising under the Plan and the making of all decisions required by the Plan; and

      F. the direction to pay benefits under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan.

      The construction of the Plan and any actions and decisions taken thereon in good faith by the Administrator shall be final and conclusive. The Administrator may correct any defect, or supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as shall be expedient to carry the Plan into effect and shall be the sole judge of such expediency.


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

6.4 Records and Accounts. The Administrator shall maintain or shall cause to be maintained accurate and detailed records of Members and of their rights under the Plan. Such accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by the Employer and by persons designated by it.

6.5 Employer's Responsibility to Administrator. The Employer shall furnish such data and information as are necessary for the administration of the Plan. The records of the Employer shall be determinative of each Member's period of employment, termination of employment and the reason therefor, years of Service, personal data, and Compensation. Members and their beneficiaries shall furnish to the Administrator such evidence, data, or information, and execute such documents as the Administrator requests.

6.6 Payment of Expenses. All expenses incurred in the operation or administration of this Plan shall be paid by the Employer.

6.7 Indemnity of Plan Administrator. The Employer shall indemnify any Board member or Employee who serves as the Administrator or who is a delegate against any and all claims, loss, damage, expense or liability arising from any action or failure to act, except when due to gross negligence or willful misconduct.

                                    SECTION 7

                                CLAIMS PROCEDURE

7.1 Claim. If a Participant or Beneficiary or other person entitled to receive payments under this Plan is dissatisfied with any decision or other action of the Plan Administrator or the Committee with respect to the Plan, including the payment of benefits hereunder, he or she may file a claim with the Committee, in writing, within ninety (90) days after the occurrence of such decision or other action.

      A decision as to the validity of a claim ordinarily will be made by the Committee within twenty (20) business days after the date the claim is received by the Committee. Occasionally, however, certain questions may prevent the Committee from rendering a decision on the validity of the claim within that twenty (20) business day period. If this occurs, the claimant will he notified by the Committee, in writing of the reason(s) for the delay as well as the anticipated length of the delay. If further information or other material is required, the claimant will be so informed.

      If a claim is wholly or partially denied or disputed, the Committee shall, within 90 days after receipt of the claim, notify the claimant of such total or partial denial or dispute. Such notification shall list:

      A.    the specific reason or reasons for the denial or dispute;

      B. the specific reference to the pertinent provisions of this Plan upon which the denial or dispute is based;

      C. a description of any additional information necessary for the claimant to perfect the claim and an explanation of why such information or material is necessary; and

      D. an explanation of the claims review procedure as set forth in this Agreement.


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

                                    SECTION 8

                                  MISCELLANEOUS

8.1 Supplemental Benefits. The benefits provided for the Members under this Plan are in addition to benefits provided by any other plan or program and, except as otherwise expressly provided for herein, the benefits of this Plan shall supplement and shall not supersede any plan or agreement between a Participating Employer and any Member.

8.2 Governing Law. The Plan shall be governed and construed in all matters respecting the Commonwealth of Pennsylvania, except to the extent superseded by federal law.

8.3 Binding Terms. The terms of this Plan shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators and successors.

8.4 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if such illegal or invalid provision had never been contained therein.

8.5 Construction. All headings preceding the text of the Sections hereof are inserted solely for reference and shall not constitute a part of this Plan, nor affect its meaning, construction or effect. Where appropriate, words in the masculine gender shall include the feminine and neuter genders, and the singular shall mean the plural.

8.6 No Guarantee of Employment. The establishment of this Plan shall not be construed as creating any contract of employment between a Participating Employer and any Member. Nothing herein contained shall give any Member the right to inspect the books of any Participating Employer or to interfere with the right of a Participating Employer to discharge any Member from employment or the right of a Member to terminate his employment at any time

8.7 Taxes. No participating Employer shall be responsible for the tax consequences under federal, state or local law of any election made by any Member under the Plan. All payments under the Plan shall be subject to payroll tax, withholding and reporting requirements to the extent provided by applicable law.

8.8 Merger, Consolidation, Sale of Business. The Bank shall not merge or consolidate with any other entity or permit its business activities to be taken over by any other entity unless such other entity expressly assumes all obligations and liabilities of the Bank set forth herein and as may have accrued pursuant hereto.

                                            Employer: The First National Bank
Attest:                                     of Chester County


Deborah Pierce                              By:     John Balzarini
----------------------------------             ---------------------------------


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